Exhibit 4.3
Execution Version

AMENDED AND RESTATED TRUST AGREEMENT
(Issuer)

between

EFCAR, LLC
Seller

and

WILMINGTON TRUST COMPANY
Owner Trustee

Dated as of March 10, 2024

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(continued)
Page

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(continued)
Page

EXHIBITS

Exhibit A  Form of Certificates
Exhibit B  Form of Certificate of Trust

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This AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 10, 2024, between EFCAR, LLC, a Delaware limited liability company, as depositor (the “Seller”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as Owner Trustee, amends and restates in its entirety that certain Trust Agreement dated as of June 29, 2023, between the Seller and the Owner Trustee.

ARTICLE I.

Definitions

SECTION 1.1.  Capitalized Terms.

For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

“Applicable Anti-Money Laundering Law” shall have the meaning assigned to such term in Section 6.11.

“Bankruptcy Action” shall have the meaning assigned to such term in
Section 4.5(a).

“Basic Documents” shall mean this Agreement, the Holding Trust Agreement, the Certificate of Trust, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Underwriting Agreement, the Lockbox Account Agreement, the Lockbox Intercreditor Agreement, the Custodian Agreement, the Contribution Agreement, the Asset Representations Review Agreement and the other documents and certificates delivered in connection therewith, as the same may be amended, restated or supplemented from time to time.

“BBA Partnership Audit Rules” shall mean Sections 6221 through 6241 of the Code, and any regulations promulgated or proposed under any such Sections and any administrative guidance with respect thereto.

“Benefit Plan” shall have the meaning assigned to such term in Section 3.12.

“Book-Entry Certificates” means the Certificates held by a Clearing Agency or its nominee and with respect to which beneficial ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 3.4 of this Agreement.

“Certificates” means the trust certificates evidencing the beneficial interest of the Certificateholders in the Trust, substantially in the form of Exhibit A attached hereto.

“Certificateholders” or “Holders” shall mean the person in whose name a Certificate is registered on the Certificate Register.

“Certificate Distribution Account” shall have the meaning assigned to such term in Section 11.1.

“Certificate Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.13 and shall initially be Wilmington Trust Company.

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Owner” means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned and the registrar appointed pursuant to Section 3.7.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Contribution Agreement” shall mean the Contribution Agreement dated as of March 10, 2024, between the Trust and the Holding Trust, as the same may be amended and supplemented from time to time.

“Controlling Party” shall mean an executive officer, senior officer, senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” shall mean, with respect to the Owner Trustee, the Certificate Registrar and the Certificate Paying Agent, the principal corporate trust office of Wilmington Trust Company located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address as Wilmington Trust Company may designate by notice to the Depositor, or the principal corporate trust office of any successor Owner Trustee, Certificate Registrar or Certificate Paying Agent, as applicable (the address of which such successor will notify the Depositor).

“Definitive Certificates” means the definitive fully registered Certificates issued pursuant to Section 3.6 of this Agreement.

“Depositor” shall mean the Seller in its capacity as Depositor hereunder.

“Distribution Date” shall have the meaning set forth in the Sale and Servicing Agreement.

“ERISA” shall have the meaning assigned to such term in Section 3.12.

“Exeter” shall mean Exeter Finance LLC.

“Expenses” shall have the meaning assigned to such term in Section 7.2.

“FATCA” shall mean Sections 1471 through 1474 of the Code and (a) any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), (b) any applicable agreement entered into under Section 1471(b)(1) of the Code, and (c) any applicable intergovernmental agreement with respect to the implementation of the foregoing.

“FATCA Information” shall mean, with respect to any Certificateholder or Holder, any form or other certification, or such other information reasonably sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.

“FATCA Withholding Tax” shall mean any required withholding or deduction of tax pursuant to FATCA.

“Flow-Through Entity” means an entity treated for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust (or a disregarded entity the single owner of which is any of the foregoing), in each case as defined in the Code.

“Holding Trust” shall mean Exeter Holdings Trust 2024-2, a Delaware statutory trust.

“Holding Trust Agreement” shall mean the Amended and Restated Trust Agreement dated as of March 10, 2024, between the Trust, as seller and Wilmington Trust Company, as owner trustee.

“Indemnified Parties” shall have the meaning assigned to such term in
Section 7.2.

“Indenture” shall mean the Indenture dated as of March 10, 2024, among the Trust, the Holding Trust and Citibank, N.A., as Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” shall mean, initially, Citibank, N.A., in its capacity as indenture trustee, including its successors in interest, until and unless a successor Person shall have become the Indenture Trustee pursuant to the Indenture, and thereafter “Indenture Trustee” shall mean such successor Person.

“Majority Certificateholders” shall mean Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Contribution Agreement, including the Holding Trust Certificate, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Contribution Agreement and any capital contributions made by a Certificateholder to the Trust from time to time in accordance with Section 2.5 hereof.

“Owner Trustee” shall mean Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Percentage Interest” shall mean, with respect to each Certificate, the individual percentage interest of such Certificate (calculated as the percentage that the applicable nominal principal amount of such Certificate represents of the aggregate nominal principal amount of all Certificates) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Trust beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

“Permitted Modification” shall mean an extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment to the terms of, or with respect to, any Receivable that is in accordance with the Servicer’s customary servicing practices and (i) that is not a significant modification pursuant to Treasury Regulation section 1.1001-3 or (ii) with respect to which the Servicer has delivered a certificate to the Owner Trustee to the effect that such extension, deferral, amendment, modification, temporary reduction in payment, alteration or adjustment will not cause the Trust to be treated for U.S. federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation or as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

“Record Date” shall mean with respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution Date.

“Responsible Officer” shall mean, with respect to the Owner Trustee, any officer within the Corporate Trust Administration office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement dated as of March 10, 2024, among the Trust, the Holding Trust, the Seller, Exeter Finance LLC, and Citibank, N.A., as Backup Servicer and as Indenture Trustee, as the same may be amended and supplemented from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“STAMP” shall have the meaning assigned to such term in Section 3.7.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq. as the same may be amended from time to time.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the trust continued by this Agreement.

SECTION 1.2.  Other Definitional Provisions.

(a)            Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II.

Organization

SECTION 2.1.  Name.

There is hereby continued a Delaware statutory trust to be known as “Exeter Automobile Receivables Trust 2024-2,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2.  Office.

The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Depositor and Certificateholders.

SECTION 2.3.  Purposes and Powers.

The purpose of the Trust is, and the Trust and the Owner Trustee or the Servicer, as applicable, on behalf of the Trust, shall have the power and authority, to engage in the following activities:

(i)            to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates;

(ii)            with the proceeds of the sale of the Notes, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust and the Holding Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

(iii)            to contribute the Receivables to the Holding Trust on the Closing Date in exchange for the Holding Trust Certificate and to act as the holder of the Holding Trust Certificate;

(iv)            to acquire from time to time the Owner Trust Estate, to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate to the Indenture Trustee pursuant to the Indenture for the benefit of the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(v)            to enter into and perform its obligations under the Basic Documents to which it is a party;

(vi)  to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, and the filing of state business licenses (and any renewals thereof) as prepared and instructed by the Depositor or the Servicer, including, without limitation, a Sales Finance Company Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Consumer Discount License Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Financial Regulation Application with the Maryland Department of Labor, Licensing and Regulation, and a Money

Lender License Application with the South Dakota Department of Labor and Regulation;

(vii)            to accept capital contributions in accordance with Section 2.5 of this Agreement; and

(viii)  subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

Notwithstanding anything to the contrary in this Agreement, the Basic Documents or in any other document, none of the Trust, the Owner Trustee or the Certificate Paying Agent (or any agent of either person) shall be authorized or empowered to acquire any other investments, reinvest any proceeds of the Issuer or engage in activities other than the foregoing, and, in particular none of the Trust, the Owner Trustee or the Certificate Paying Agent (or any agent of either person) shall be authorized or empowered to do anything that would cause the Trust to fail to qualify as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

SECTION 2.4.  Appointment of Owner Trustee.

The Depositor pursuant to that Initial Trust Agreement, appointed Wilmington Trust Company as Owner Trustee, and hereby confirms such appointment, to have all the rights, powers and duties set forth herein. Wilmington Trust Company hereby accepts such appointment and will continue to serve as Owner Trustee under this Agreement.

SECTION 2.5.  Initial Capital Contribution of Trust Estate.

The Owner Trustee hereby acknowledges receipt in trust from the Depositor of the Conveyed Assets (as defined in the Sale and Servicing Agreement) which shall constitute the initial Owner Trust Estate. The Depositor acknowledges that the Conveyed Assets have been transferred to, and are being held by, Citibank, N.A., as agent for the Trust. The Depositor shall pay organizational expenses of the Trust as they may arise.  The parties hereto acknowledge that any Certificateholder may, from time to time and in its sole and absolute discretion, make capital contributions to the Trust, which assets shall become a part of the Owner Trust Estate.

SECTION 2.6.  Declaration of Trust.

The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the

Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State and such filing is hereby ratified in all respects.

The Holders shall not have any personal liability for any liability or obligation of the Trust.

SECTION 2.7.  Title to Owner Trust Estate.

(a)            Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case, only with the prior written approval of the Owner Trustee, title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

(b)            No Holder shall have legal title to any part of the Owner Trust Estate. The Holders shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Article VIII, Article XI and the Basic Documents. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder or Certificate Owner of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 2.8.  Situs of Trust.

The Trust will be located and administered in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer, the Certificate Registrar, the Certificate Paying Agent or any agent of the Trust from having employees within or outside the State of Delaware. The only office of the Trust will be at the Corporate Trust Office located in Delaware.

SECTION 2.9.  Representations and Warranties of the Depositor.

The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Certificates.

(a)            Organization and Good Standing. The Depositor is duly organized and validly existing as a Delaware limited liability company with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

(b)            Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company, is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

(c)            Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)            No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been obtained, effected or made.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of formation or limited liability agreement of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f)            No Proceedings. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the U.S. federal income tax or other federal, state or local tax attributes of the Certificates.

SECTION 2.10.  Covenants of the Certificateholders and Certificate Owners.

Each Certificateholder and Certificate Owner, severally but not jointly, agrees:

(a)            to be bound by the terms and conditions of the Certificate of which the Certificate Owner or Certificateholder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificate Owner or Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust and the Owner Trustee; and

(b)            except as expressly provided in Sections 4.5 and 10.12, not to, for any reason, take any Bankruptcy Action.

SECTION 2.11.  U.S. Federal Income Tax Treatment of the Trust.

(a)            It is the intention of the parties hereto that, solely for federal, state and local income, franchise and value added tax purposes, the Trust shall be treated as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code, with the assets of the Trust constituting the Owner Trust Estate and other assets held by the Trust, and the Notes constituting non-recourse debt of the beneficial owners of the Certificates, provided that if it is successfully asserted by the appropriate tax authorities that the Trust is not properly characterized as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code, the Trust shall be treated, for U.S. federal, state and local income, franchise and value added tax purposes, as (A) a disregarded entity if there is only one beneficial owner for U.S. federal income tax purposes of the Certificates and any Notes that are treated as equity for U.S. federal income tax purposes in the Trust, or (B) a partnership (other than an association or publicly traded partnership taxable as a corporation) if there is more than one beneficial owner for U.S. federal income tax purposes of the Certificates and any Notes that are treated as equity for U.S. federal income tax purposes in the Trust, with the assets of the partnership being the Owner Trust Estate and other assets held by the Trust, the partners of the partnership being the Certificateholders, the Certificate Owners and the holders of the Notes that are treated as equity in the Trust for U.S. federal income tax purposes, and the remaining Notes constituting indebtedness of the partnership. For each taxable year in which the Trust is treated as a partnership, the initial Servicer will keep or cause to be kept complete and accurate books of the Trust.

(b)            The parties hereto, each Certificateholder (by its acceptance of a Certificate) and each Certificate Owner (by its acceptance of a beneficial interest in a Certificate) agree to treat the Trust in accordance with the intention that the Trust be characterized as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and, unless otherwise required by appropriate taxing authorities or by law, not to take any action, or direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of any Receivable unless the modification is a Permitted Modification. In furtherance of the foregoing, (i) the purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business for U.S. federal income tax purposes or any kind of commercial activity and (ii) the Trust and Owner Trustee (upon direction from the Majority Certificateholders) (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. Notwithstanding anything to the contrary in this Agreement or otherwise, neither the Trust nor the Owner Trustee (nor any agent of either person) shall (1) acquire any assets or dispose of any portion of the Trust other than pursuant to the specific provisions of this Agreement, (2) vary the investment of the Trust within the meaning of Treasury Regulation section 301.7701-4(c) or (3) substitute new investments or reinvest so as to enable the Trust to take advantage of variations in the market to improve the investment of any Certificateholder or Certificate Owner. The provisions of this Agreement shall be interpreted consistent with and to further this intention of the parties. The parties agree that, unless otherwise required by appropriate taxing authorities or by law, the

Trust will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as an entity separate from its owner.

(c)            Neither the Owner Trustee nor any Certificateholder or Certificate Owner will, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise, to classify the Trust as an association taxable as a corporation for federal, state or any other applicable tax purpose.

(d)            If, the appropriate taxing authorities determine, contrary to the agreed upon treatment above, that for any taxable period the Trust is treated as a partnership for U.S. federal income tax purposes, Exeter shall be designated as the Partnership Representative and the Trust will, to the extent practicable, make the election described in Section 6226 of the Code.

(e)            For each taxable year in which the Trust is treated as a partnership for U.S. federal income tax purposes, capital accounts shall be maintained by the initial Servicer, or a Person (other than the Owner Trustee or the Backup Servicer (including the Backup Servicer in its capacity as successor Servicer if so appointed)) designated by the initial Servicer, for each Certificate Owner in accordance with the Treasury Regulations promulgated under Section 704(b) of the Code and the capital account balance for each beneficial owner of the Certificates shall be determined by the initial Servicer, or a Person (other than the Owner Trustee or the Backup Servicer (including the Backup Servicer in its capacity as successor Servicer if so appointed)) designated by the initial Servicer, in accordance with the terms of this Agreement. All income, gain, deduction, expense, and loss of the Trust shall be allocated solely to (i) the Certificateholders and the Certificate Owners pro rata based upon the applicable nominal principal amount of the interests in the Certificates held by such Certificateholders or beneficially held by such Certificate Owner.

(f)            To the extent required by applicable law, all Certificateholders and Certificate Owners shall deliver to the Owner Trustee, the Certificate Registrar and the Issuer prior to the first Distribution Date and at any time or times required by applicable law, (i) a correct, complete and properly executed IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (but without any IRS Forms W-8ECI attached) or IRS Form W-8EXP (with appropriate attachments to these forms), or any successor form, as applicable, and (ii) any documentation that is required under FATCA or is otherwise necessary (in the sole determination of the Issuer, Owner Trustee or Certificate Registrar, as applicable) to enable the Issuer, Owner Trustee, Certificate Registrar, and any other agent of the Issuer to comply with their obligations under FATCA and to determine that such Certificateholder (or Certificate Owner) has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from a payment.

ARTICLE III.

Certificates and Transfer of Interest

SECTION 3.1.  Initial Ownership.

Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates to the initial Certificateholders, the Depositor shall be the sole beneficiary of the Trust, and upon the issuance of the Certificates, the Depositor will no longer be a beneficiary of the Trust, except to the extent that the Depositor is a Certificateholder or Certificate Owner.

SECTION 3.2.  The Certificates.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of any Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of the Certificateholders hereunder, upon due registration of such Certificate in such transferee’s name pursuant to Section 3.7.

SECTION 3.3.  Authentication of Certificates.

(a)            Concurrently with the contribution of the Conveyed Assets (as defined in the Contribution Agreement) by the Trust in exchange for the Holding Trust Certificate pursuant to the Contribution Agreement, at the written direction of the Depositor, one or more Regulation S Certificates that are Book-Entry Certificates (each, a “Regulation S Global Certificate”) shall be executed by the Owner Trustee on behalf of the Issuer and authenticated and delivered by the Certificate Registrar in the name of Cede & Co. and (b) one or more 144A Certificates that are Book-Entry Certificates (each, a “Rule 144A Global Certificate”) shall be executed by the Owner Trustee on behalf of the Issuer and authenticated and delivered by the Certificate Registrar in the name of Cede & Co. The Certificates shall in the aggregate represent 100% of the Percentage Interest in the Trust.

SECTION 3.4.  Book-Entry Certificates.

(a)            The Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing Book-Entry Certificates, substantially in the form of Exhibit A hereto, to be delivered to the Certificate Registrar, as agent for the Clearing Agency, by, or on behalf of, the Trust. The Book-Entry Certificates shall be issued in an aggregate nominal principal amount of $100,000 (which shall be deemed to be the equivalent of 100,000 units, with $1 of principal amount being the equivalent of 1 unit). The Trust shall not issue any Certificate that would cause the aggregate nominal principal amount of all Certificates (including any Certificates that are issued on or after the Closing Date as Definitive Certificates) to exceed

$100,000, or 100,000 units. All beneficial interests in the Certificates shall be owned in the minimum nominal principal amount of $4,167 and integral multiples of $1 in excess thereof. No distributions of moneys to the Certificateholders under the Basic Documents shall be deemed to reduce the nominal principal amount of any Certificate prior to payment in full of all Notes; provided, however, that the final aggregate $100,000 that is allocated to payment of the Certificates pursuant to the Basic Documents upon final distribution of the Owner Trust Estate and termination of the Trust pursuant to Section 8.1 shall be deemed to repay the aggregate nominal principal amount of the Certificates in full; provided, further, that any failure to pay in full the nominal principal amount of a Certificate on such final Distribution Date shall not result in any recourse to, claim against or liability of any Person for such shortfall. Any amounts payable to the Certificateholders on or in respect of the Certificates under the Basic Documents shall be paid and allocated to the various Certificateholders ratably based on their respective Percentage Interests. Each Book-Entry Certificate shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”) as the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in such Certificate, except as provided in Section 3.6. For so long as any Book-Entry Certificates remain outstanding:

(i)            the provisions of this Section shall be in full force and effect;

(ii)            the Certificate Registrar, the Certificate Paying Agent, the Indenture Trustee and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of amounts payable under the Basic Documents and the giving of instructions or directions hereunder) as the sole Certificateholders, and shall have no obligation to the Certificate Owners thereof;

(iii)             to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

(iv)            the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. The initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments due under the Basic Documents with regard to the Certificates to such Clearing Agency Participants;

(v)            whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders representing a specified percentage of the Percentage Interest, the Clearing Agency shall deliver instructions to the Owner Trustee and the Certificate Registrar only to the extent that it has received instructions to such effect (which receipt the Owner Trustee and the Certificate Registrar shall have no duty to verify or confirm) from Certificate Owners and/or Clearing Agency Participants or Persons acting through Clearing

Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates;

(vi)            owners of a beneficial interest in a Book-Entry Certificate will not be entitled to have any portion of a Book-Entry Certificate registered in their names and will not be considered to be the Certificateholders of any Certificates under this Agreement; and

(vii)            payments on a Book-Entry Certificate will be made to the Clearing Agency, or its nominee, as the registered owner thereof, and none of the Trust, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

(b)            Notwithstanding any provision to the contrary herein, so long as a Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Certificate, in whole or in part, shall only be made in accordance with Section 3.4(a). Subject to clauses (i)-(iv) of Section 3.4(a), transfers of a Book-Entry Certificate shall be limited to transfers of such Book-Entry Certificate in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

In the event that a Book-Entry Certificate is exchanged for one or more Definitive Certificates pursuant to Section 3.6, such Certificates may be exchanged for one another only in accordance with the provisions of this Agreement and with such procedures as may be from time to time adopted by the Trust and the Owner Trustee or the Certificate Registrar.

SECTION 3.5.  Notices to Clearing Agency.

Whenever a notice or other communication to the Book-Entry Certificate Owners is required under this Agreement, the Owner Trustee, the Certificate Paying Agent or the Certificate Registrar shall give all such notices and communications specified herein to be given to the Certificate Owners to the Clearing Agency and the Depositor.

SECTION 3.6.  Definitive Certificates.

(a)            If (i) the Depositor advises the Certificate Registrar and the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to any Book-Entry Certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Certificate Registrar and the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Clearing Agency shall notify all effected Certificate Owners, the Certificate Registrar and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Certificates representing the Book-Entry Certificates to Certificate Owners requesting the same. Upon (x) the occurrence of either of the events set forth in the immediately preceding sentence and (y) the surrender to the Certificate Registrar of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by re-

registration instructions, the Owner Trustee, on behalf of the Trust, shall execute and the Certificate Registrar shall authenticate and deliver Definitive Certificates representing the applicable Certificates in accordance with the instructions of the Clearing Agency. None of the Trust, the Certificate Registrar, the Indenture Trustee or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates representing the Certificates, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent and the Indenture Trustee shall recognize such Holders of the Definitive Certificates, as reflected on the Certificate Register, as the applicable Certificateholders.

(b)            If Exeter provides notice to the Owner Trustee and the Certificate Registrar in writing that the Seller or an Affiliate of the Seller is acquiring any Book-Entry Certificates on or after the Closing Date and that such Person has elected to exchange, at the time of such acquisition, such Book-Entry Certificates for Definitive Certificates, such notice shall be provided no later than two (2) Business Days prior to such Person’s acquisition of such Certificates and shall specify (i) the date of such acquisition and exchange (the “DWAC Decrease Date”), (ii) the nominal principal amount of the Book-Entry Certificates immediately prior to the DWAC Decrease Date (the “Pre-DWAC Nominal Principal Amount”), (iii) the amount by which the Pre-DWAC Nominal Principal Amount will be decreased in connection with issuance of the corresponding Definitive Certificates (the “DWAC Decrease Amount”), (iv) the nominal principal amount of the Book-Entry Certificates, as decreased by the DWAC Decrease Amount (the “Post-DWAC Nominal Principal Amount”), and (v) the DTC participant number of the transferor.  On the DWAC Decrease Date, the transferor of the Certificates that are the subject of such exchange will initiate, or cause to be initiated, a DWAC with the Clearing Agency in order to decrease the Pre-DWAC Nominal Principal Amount of the Book-Entry Certificates by the DWAC Decrease Amount.  In connection with such DWAC Decrease Amount, upon confirmation by the Seller that such DWAC has occurred and on the DWAC Decrease Date, the Owner Trustee, on behalf of the Trust, shall execute and the Certificate Registrar shall authenticate and deliver one or more Definitive Certificates representing the applicable Certificates corresponding with such DWAC Decrease Amount to the Seller or such Affiliate, as applicable, in accordance with the re-registration instructions of the Seller and in accordance with Section 3.7 hereof. None of the Trust, the Certificate Registrar, the Indenture Trustee or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any such Definitive Certificates, the Owner Trustee, the Certificate Registrar, the Certificate Paying Agent and the Indenture Trustee shall recognize such Holders of the Definitive Certificates, as reflected on the Certificate Register, as the applicable Certificateholders.

(c)            Subject to the transfer restrictions contained herein and in the Certificates, any Holder of a Certificate may transfer all or any portion of the Percentage Interest (subject to the requirements set forth in Section 3.4 and Section 3.7) evidenced by such Certificate upon surrender thereof to the Certificate Registrar accompanied by the documents required by this Article III. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record the name of such transferee as a Certificateholder and its Percentage Interest in the Certificate Register and issue, execute and deliver to such Certificateholder a Certificate evidencing such Percentage Interest. In the event a transferor transfers only a portion of its Percentage Interest, the Certificate Registrar shall register and issue to such transferor a new Certificate evidencing such transferor’s new Percentage Interest and shall issue, execute and deliver to such transferee a new Certificate evidencing such transferee’s Percentage Interest. Subsequent to each transfer of a beneficial interest and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy in accordance with its customary practices the Certificate surrendered to it in connection with such transfer. The Certificate Registrar shall treat, for all purposes whatsoever (other than as required under applicable law), the Person in whose name any Certificate is registered as the sole owner of the Percentage Interest evidenced by such Certificate without regard to any notice to the contrary.

(d)            Definitive Certificates will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.

SECTION 3.7.  Registration of Transfer and Exchange of Certificates.

(a)            The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.10, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall (i) provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided and (ii) record the Percentage Interest evidenced by each Certificate. Wilmington Trust Company shall be the initial Certificate Registrar.

(b)            Upon surrender for registration of transfer of a Certificate at the office or agency maintained pursuant to Section 3.10, the Certificate Registrar or the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Certificate dated the date of authentication by the Certificate Registrar, the Owner Trustee or any authenticating agent. All such transfers of the Certificates will only be made to an Affiliate of the Depositor or a Qualified Institutional Buyer.

(c)            If a Certificate Owner of a Rule 144A Global Certificate deposited with the Clearing Agency wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in the corresponding Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Certificate, such Certificate Owner, provided such Certificate Owner or, in the case of a transfer, the transferee is (A) a Qualified Institutional Buyer, (B) not a U.S. person, and (C) is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of the Clearing Agency, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Certificate. Upon receipt by the Clearing Agency of (A) instructions given in accordance with the Clearing Agency’s procedures from a participant directing the Clearing Agency to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Certificate, but not less than the minimum denomination applicable to such Certificate Owner’s Certificate, in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged or transferred, and (B) a written order given in accordance with the Clearing Agency’s procedures containing information regarding the participant account of the Clearing Agency to be credited with such increase, then the Clearing Agency shall reduce the nominal principal amount of the Rule 144A Global Certificate and increase the nominal principal amount of the Regulation S Global Certificate by the aggregate nominal principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Certificate equal to the reduction in the nominal principal amount of the Rule 144A Global Certificate.

(d)            If a Certificate Owner of a Regulation S Global Certificate deposited with the Clearing Agency wishes at any time to exchange its interest in such Regulation S Global Certificate for an interest in the corresponding Rule 144A Global Certificate or to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Certificate, such Certificate Owner, provided such Certificate Owner or, in the case of a transfer, the transferee is a Qualified Institutional Buyer, may, subject to the immediately succeeding sentence and the rules and procedures of the Clearing Agency, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Certificate. Upon receipt by the Clearing Agency of (A) instructions given in accordance with the Clearing Agency’s procedures from a participant directing the Clearing Agency to credit or cause to be credited a beneficial interest in the corresponding Rule 144A Global Certificate, but not less than the minimum denomination applicable to such Certificate Owner’s Certificate, in an amount equal to the beneficial interest in the Regulation S Global Certificate to be exchanged or transferred, and (B) a written order given in accordance with the Clearing Agency’s procedures containing information regarding the participant account of the Clearing Agency to be credited with such increase, then the Clearing Agency shall reduce the nominal principal amount of the Regulation S Global Certificate and increase the nominal principal amount of the Rule 144A Global Certificate by the aggregate nominal principal amount of the beneficial interest in the Regulation S Global Certificate to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Certificate equal to the reduction in the nominal principal amount of the Regulation S Global Certificate.

(e)            No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificates.

(f)            The Certificates have not been and will not be registered under the Securities Act or any state or other applicable securities laws and will not be listed on any exchange. A transferee of a Certificate acknowledges that it is deemed to represent that (i) it is a Qualified Institutional Buyer, or the Depositor or an Affiliate of the Depositor that is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Qualified Institutional Buyers) and is aware that the initial sale of the Certificates to it is intended to be a private placement under Section 4(a)(2) of the Securities Act or (ii) a Qualified Institutional Buyer who is not a “U.S. person” (as defined in Regulation S under the Securities Act) and who acquired the Certificates in offshore transactions outside the United States in accordance with Regulation S.

(g)            No sale, pledge or other transfer of any Certificates may be made by any person unless either (i) such sale, pledge or other transfer is made to the Depositor or an Affiliate of the Depositor or (ii) so long as the Certificates are eligible for resale (a) pursuant to Rule 144A, such sale, pledge or other transfer is made to a person whom the transferee thereof reasonably believes after due inquiry is a Qualified Institutional Buyer acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A or (b) pursuant to another exemption from registration, or pursuant to a valid registration, under the Securities Act.

(h)            Subject to the transfer restrictions herein, a Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in a Certificate. A Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer or exchange in form satisfactory to the Owner Trustee and the Certificate Registrar and accompanied by IRS Form W-9 (or successor form) or IRS Form W-8 BEN-E (or other applicable IRS Form W‑8, not including IRS Form W-8ECI, or IRS Form W-8IMY with any IRS Forms W-8ECI attached), and such other documentation as may be reasonably required by the Owner Trustee in order to comply with Applicable Anti-Money Laundering Law, each in a form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the applicable Certificateholder or its attorney duly authorized in writing, and, at the Certificate Registrar’s request, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No transfer will be effectuated hereunder unless the Owner Trustee has received the transfer documentation required hereunder.

(i)            Each Holder of a Certificate acknowledges that each Certificate will contain legends substantially to the following effect (and such legends will satisfy the notice requirement referred to in (g)(ii)(a) above), unless the depositor determines otherwise in accordance with applicable law:

[TO BE INCLUDED IF ISSUED AS A BOOK-ENTRY CERTIFICATE.] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $4,167 AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF. NO DISTRIBUTIONS OF MONEYS TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS SHALL BE DEEMED TO REDUCE THE NOMINAL PRINCIPAL AMOUNT OF ANY CERTIFICATE PRIOR TO PAYMENT IN FULL OF ALL OUTSTANDING NOTES; PROVIDED, THAT THE FINAL AGGREGATE $100,000 DISTRIBUTED TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS UPON FINAL DISTRIBUTION OF THE OWNER TRUST ESTATE AND TERMINATION OF THE TRUST SHALL BE DEEMED TO REPAY THE AGGREGATE NOMINAL PRINCIPAL AMOUNT OF THE CERTIFICATES IN FULL; PROVIDED, FURTHER, THAT ANY FAILURE TO PAY IN FULL THE OUTSTANDING PRINCIPAL BALANCE OF A CERTIFICATE ON SUCH FINAL DISTRIBUTION DATE SHALL NOT RESULT IN ANY RECOURSE TO, CLAIM AGAINST OR LIABILITY OF ANY PERSON FOR SUCH SHORTFALL.

THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE TRUST HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO AN AFFILIATE OF THE DEPOSITOR OR TO (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) OR (II) A QUALIFIED INSTITUTIONAL BUYER WHO IS NOT A “U.S. PERSON” (AS DEFINED IN RULE 902(K) OF REGULATION S UNDER THE SECURITIES ACT) AND IS ACQUIRING THIS CERTIFICATE IN RELIANCE ON THE EXEMPTION FROM THE SECURITIES ACT REGISTRATION PROVIDED BY SUCH REGULATION.

THE FAILURE TO PROVIDE THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) OTHER THAN AN IRS FORM W-8ECI OR IRS FORM W-8IMY WITH AN IRS FORM W-8ECI ATTACHED IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS CERTIFICATE.

NO PORTION OF THIS CERTIFICATE OR ANY INTEREST THEREIN MAY BE TRANSFERRED, DIRECTLY OR INDIRECTLY, TO ANY PERSON THAT WOULD PROVIDE AN IRS FORM W-8ECI OR IRS FORM W-8IMY WITH AN ATTACHED IRS FORM W-8ECI IN RESPONSE TO THE WITHHOLDING REQUIREMENTS OF SECTION 3.7 OF THE TRUST AGREEMENT.

THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT AS A RESULT OF SUCH HOLDER’S OWN

ACTIVITIES SEPARATE FROM THOSE OF THE ISSUER SUCH HOLDER IS NOT REQUIRED TO TREAT INCOME FROM THIS CERTIFICATE AS EFFECTIVELY CONNECTED TO A UNITED STATES TRADE OR BUSINESS OF A PERSON THAT IS NOT A UNITED STATES PERSON AND NO HOLDER SHALL PROVIDE THE ISSUER WITH EITHER AN IRS FORM W-8ECI (OR SUCCESSOR FORM) OR AN IRS FORM W-8IMY (OR SUCCESSOR FORM) TO WHICH AN IRS FORM W-8ECI (OR SUCCESSOR FORM) IS ATTACHED (EITHER DIRECTLY OR AS PART OF ANOTHER FORM ATTACHED TO SUCH IRS FORM W-8IMY).

THE HOLDER OF THIS CERTIFICATE (OR A BENEFICIAL INTEREST THEREIN), BY ACCEPTANCE OF THE CERTIFICATE OR THE INTEREST IN SUCH CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND COVENANTED, UPON WHICH REPRESENTATION AND COVENANT THE OWNER TRUSTEE AND CERTIFICATE REGISTRAR MAY CONCLUSIVELY RELY, THAT (A) EITHER (I) IT IS NOT AND WILL NOT BECOME FOR U.S. FEDERAL INCOME TAX PURPOSES A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST (OR A DISREGARDED ENTITY THE SINGLE OWNER OF WHICH IS ANY OF THE FOREGOING) (EACH SUCH ENTITY, A “FLOW-THROUGH ENTITY”) OR (II) IF IT IS OR BECOMES A FLOW-THROUGH ENTITY, THEN (1) (Y) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY OF THE INTERESTS IN SUCH FLOW-THROUGH ENTITY HAS OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH FLOW-THROUGH ENTITY ATTRIBUTABLE TO THE INTEREST OF SUCH FLOW-THROUGH ENTITY IN THE CLASS E NOTES, THE CERTIFICATES AND ANY OTHER EQUITY INTERESTS IN THE ISSUER OR (Z) IT IS A FLOW-THROUGH ENTITY THAT IS A SPECIAL PURPOSE ENTITY ORGANIZED BY THE SELLER OR AN AFFILIATE OF THE SELLER FOR THE PURPOSE OF OWNING CERTIFICATES AND WHOSE ORGANIZATIONAL DOCUMENTS PROVIDE (i) FOR NO MORE THAN TWO (2) BENEFICIAL OWNERS AS DETERMINED FOR U.S. FEDERAL INCOME TAX PURPOSES IN TOTAL (COLLECTIVELY, IF THERE IS MORE THAN ONE SUCH SPECIAL PURPOSE ENTITY), (ii) THAT NO SUCH BENEFICIAL OWNER IS OR SHALL BECOME A FLOW-THROUGH ENTITY, AND (iii) THAT, PRIOR TO THE ENTRY INTO ANY AMENDMENT TO OR WAIVER OF THE ORGANIZATIONAL DOCUMENTS OF SUCH FLOW-THROUGH ENTITY, AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL MUST BE DELIVERED TO THE TRUST CONFIRMING THAT, AFTER GIVING EFFECT TO SUCH AMENDMENT OR WAIVER, THE TRUST WILL NOT BE CHARACTERIZED AS AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES, AND (2) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH FLOW-THROUGH ENTITY IN ANY CERTIFICATE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF SECTION 1.7704-1(H)(1)(II) OF THE TREASURY REGULATIONS NECESSARY FOR SUCH PARTNERSHIP NOT TO BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP UNDER THE CODE, (B) IT WILL NOT SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE CONVEY ANY PARTICIPATING INTEREST IN ANY CERTIFICATE OR ANY FINANCIAL INSTRUMENT OR CONTRACT THE VALUE OF WHICH IS DETERMINED BY REFERENCE IN WHOLE OR IN PART TO ANY CERTIFICATE, (C) IT IS NOT ACQUIRING AND WILL NOT SELL, TRANSFER, ASSIGN, PARTICIPATE, PLEDGE OR OTHERWISE DISPOSE OF THE CERTIFICATE (OR

INTEREST THEREIN) IF SUCH ACQUISITION, SALE, TRANSFER, ASSIGNMENT, PARTICIPATION, PLEDGE OR DISPOSITION IS THROUGH, OR WOULD CAUSE ANY CERTIFICATE (OR INTEREST THEREIN) TO BE MARKETED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF SECTION 7704(B) OF THE CODE, INCLUDING, WITHOUT LIMITATION, AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS AND (D) IT DOES NOT AND WILL NOT BENEFICIALLY OWN A CERTIFICATE (OR ANY BENEFICIAL INTEREST THEREIN) IN AN AMOUNT THAT IS LESS THAN THE MINIMUM DENOMINATION FOR SUCH CERTIFICATE.

(j)            The transferee of a Certificate acknowledges that it is deemed to represent that, as a result of its own activities separate from those of the Issuer, it would not be required to treat income from the Certificate as effectively connected to a United States trade or business of a person that is not U.S. person (within the meaning of Section 7701(a)(30) of the Code), and it further acknowledges that this Agreement provides that no Holder of a Certificate shall provide the Owner Trustee or Certificate Registrar with either an IRS Form W-8ECI (or successor form) or an IRS Form W-8IMY (or successor form) to which an IRS Form W-8ECI (or successor form) is attached (either directly or as part of another form attached to such IRS Form W-8IMY).

(k)            No portion of a Certificate or any interest therein may be transferred, directly or indirectly, to any Person which would provide an IRS Form W‑8ECI or IRS Form W‑8IMY with an attached IRS Form W‑8ECI in response to the withholding requirements of the Code.

(l)            Each Holder of a Certificate or a Certificate Owner, by acceptance of such Certificate or such interest in such Certificate, will be deemed to have represented and covenanted, upon which representation and covenant the Owner Trustee and Certificate Registrar may conclusively rely, that (A) either (I) it is not and will not become for U.S. federal income tax purposes a Flow-Through Entity or (II) if it is or becomes a Flow-Through Entity, then (1) (y) none of the direct or indirect beneficial owners of any of the interests in such Flow-Through Entity has or ever will have more than 50% of the value of its interest in such Flow-Through Entity attributable to the interest of such Flow-Through Entity in the Class E Notes, the Certificates and any other equity interests in the Trust or (z) it is a Flow-Through Entity that is a special purpose entity organized by the Seller or an Affiliate of the Seller for the purpose of owning Certificates and whose organizational documents provide (i) for no more than two (2) beneficial owners as determined for U.S. federal income tax purposes in total (collectively, if there is more than one such special purpose entity), (ii) that no such beneficial owner is or shall become a Flow-Through Entity, and (iii) that, prior to the entry into any amendment to or waiver of the organizational documents of such Flow-Through Entity, an opinion of nationally recognized U.S. tax counsel must be delivered to the Trust confirming that, after giving effect to such amendment or waiver, the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (2) it is not and will not be a principal purpose of the arrangement involving the investment of such Flow-Through Entity in any Certificate to permit any partnership to satisfy the 100 partner limitation of section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code, (B) it will not sell, assign, transfer, pledge or otherwise convey any participating interest in any Certificate or any financial instrument or contract the value of which is determined by reference in whole or in part to any Certificate, (C) it is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Certificate (or interest therein) if such acquisition, sale, transfer, assignment, participation, pledge or disposition is through, or would cause any Certificate (or interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b) of the Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations and (D) it does not and will not beneficially own any Certificate (or any beneficial interest therein) in an amount that is less than the minimum denomination for such Certificate. To the extent a Holder of a Certificate or a Certificate Owner is unable to make each of the representations contained in the foregoing clauses (A), (B), (C) and (D), such Holder of a Certificate or Certificate Owner acknowledges that it is deemed to agree to provide to the Trust an opinion of nationally recognized U.S. tax counsel that its acquisition of a Certificate (or any beneficial interest therein) will not cause the Trust to be treated as a publicly traded partnership taxable as a corporation. Any transfer of a Certificate (or any beneficial interest therein) that does not comply with the foregoing requirements will be deemed null and void ab initio.

(m)            Each Holder of a Certificate or a Certificate Owner acknowledges that it has been afforded an opportunity to request from the Trust, the Depositor, the originator, the Servicer and the Placement Agent (as defined in an offering document with respect to the Certificates), and has received and reviewed, all information which it has deemed necessary in connection with its decision to purchase the Certificates (or a beneficial interest therein). It acknowledges that none of the Trust, the Depositor, the originator, the Servicer, the Placement Agent nor any of their respective affiliates or any person representing any of them has made any representation to it with respect to any information relating to the offering or sale of the Certificates (or a beneficial interest therein), other than the information contained in an offering document with respect to the Certificates, a copy of which has been delivered to it.

(n)            Each Holder of a Certificate or a Certificate Owner understands that all information furnished to it by the Depositor or representatives of the Depositor in connection with its evaluation of an investment in the Certificates (or a beneficial interest therein) was provided to it on a confidential basis and it agrees not to disclose such information, in whole or in part, to any other person except (i) as required by law, (ii) to purchasers or potential purchasers of the Certificates (or a beneficial interest therein), (iii) pursuant to an order of a court or administrative agency, (iv) in any pending legal or administrative proceeding, (v) upon the request or demand of a regulatory authority, (vi) to such Holder’s or Certificate Owner’s affiliates, employees, counsel and auditors, or (vii) to the extent such information becomes publicly available other than by reason of disclosure by such Holder or Certificate Owner or was or becomes available to such Holder or Certificate Owner from a source not known by such owner to be subject to a confidentiality obligation to the Depositor.

(o)            Notwithstanding the foregoing, no sale or transfer of a Certificate (or beneficial interest therein) shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be effective hereunder, if the sale or transfer thereof increases to more than 100 the sum of the number of Certificateholders of any Definitive Certificates, the number of Certificate Owners of any Book-Entry Certificates and the number of beneficial owners of the Class E Notes. For purposes of determining the total number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other Flow-Through Entity that owns, directly or through other Flow-Through Entities, any Definitive Certificates, Book-Entry Certificates or Class E Notes is treated as a Certificateholder of any Definitive Certificates, Certificate Owner of any Book-Entry Certificates or beneficial owner of any Class E Notes if (i) substantially all of the value of such beneficial owner's interest (directly or indirectly) in the Flow-Through Entity is attributed to the Flow-Through Entity's interest in such Certificates or Notes and (ii) a principal purpose of the use of the Flow-Through Entity to hold such Certificates or Notes is to satisfy the 100-holder limitation set out above. If using a Flow-Through Entity to acquire a Certificate, the Certificateholder or Certificate Owner shall be deemed to have represented that it is not using the Flow-Through Entity in order to avoid the 100-holder limitation set out above.  In addition, no sale or transfer of a Certificate shall be effective hereunder unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (in the case of a Definitive Certificate) or the Depositor (in the case of a Book-Entry Certificate), upon which representation and covenant such Person may conclusively rely, no member of such transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder (in the case of a Definitive Certificate) or Certificate Owner (in the case of a Book-Entry Certificate), or a member of such Certificateholder’s or Certificate Owner’s expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder or Certificate Owner, as applicable, to sell its Certificates or beneficial interest in Certificates to a Person whose ownership or beneficial ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust. Any Person that becomes a Certificate Owner shall, by acceptance of its beneficial interest, be deemed to have made the acknowledgments, representations, warranties and covenants required of transferees in this Section 3.7 and covenants and agrees that it will abide by the transfer restrictions applicable to Holders of Certificates set forth herein.   Notwithstanding anything to the contrary, neither the Certificate Registrar nor the Owner Trustee shall have any obligation to determine the total number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes or whether any transfer would cause the number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes to exceed the 100-holder limitation.

SECTION 3.8.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Certificate Registrar, or Wilmington Trust Company, as the Certificate Registrar’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificates under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificates issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificates shall be found at any time.

SECTION 3.9.  Persons Deemed Certificateholders.

Every Person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of the Certificates for registration of transfer, the Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee and the Certificate Registrar, may treat the Person in whose name any Certificates shall be registered in the Certificate Register as the owner of such Certificates for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee or the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.10.  Maintenance of Office or Agency.

The Certificate Registrar shall maintain an office or offices or agency or agencies where the Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Basic Documents may be served. The Certificate Registrar initially designates its Corporate Trust Office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.11.  Tax Treatment of Trust Certificate Register and Transfer Provisions.

The provisions in this Article III relating to the Trust Certificate Register and transfers of the Trust Certificate are intended to comply with the requirements that the Trust Certificate must meet in order to be considered in “registered form” within the meaning of Treasury Regulation section 1.871-14(c) and shall be interpreted consistently therewith.

SECTION 3.12.  ERISA Restrictions.

The Certificates (or a beneficial interest therein) may not be purchased by or transferred to any person that is or will be, or that is acting on behalf of or investing assets of an entity that is or will be (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Plan”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Plan but is subject to any provision of federal, state, local, non-U.S. or other laws or regulations substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). By accepting and holding its beneficial ownership interest in its Certificate, any such Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

SECTION 3.13.  Appointment of Certificate Paying Agent.

The Certificate Paying Agent shall make distributions to the Certificateholders from the Certificate Distribution Account pursuant to Article VIII and Article XI hereof. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee shall revoke such power and remove the Certificate Paying Agent if the Owner Trustee or the Depositor by written direction to the Owner Trustee determines, each in its sole discretion, that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent initially shall be Wilmington Trust Company and any co-paying agent chosen by Wilmington Trust Company and the Depositor. Wilmington Trust Company shall be permitted to resign as Certificate Paying Agent upon 30 days’ written notice to the Owner Trustee and the Depositor. In the event that Wilmington Trust Company shall no longer be the Certificate Paying Agent, the Depositor, with the consent of the Owner Trustee, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. If a successor Certificate Paying Agent does not take office within 30 days after the retiring Certificate Paying Agent resigns or is removed, the retiring Certificate Paying Agent, Depositor or the Majority Certificateholders may petition any court of competent jurisdiction for the appointment of a successor Certificate Paying Agent (with all costs, fees, expenses, including attorneys’ fees and expenses, incurred by the Certificate Paying Agent in connection with such petition to be paid by the Trust). The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee.

SECTION 3.14.  Multiple Roles. The provisions of Articles VI and VII of this Agreement shall apply to the Owner Trustee also in its role as Certificate Paying Agent and Certificate Paying Agent for so long as it shall act as Certificate Paying Agent or Certificate Registrar, respectively, and, to the extent applicable, to any other paying agent, certificate registrar or authenticating agent appointed hereunder.  Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.  It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacities of Owner Trustee, Certificate Registrar, and Certificate Paying Agent.  Wilmington Trust Company may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties (if any) to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in this Agreement or any other Basic Document in such multiple capacities, all of which defenses, claims or assertions are hereby expressly waived by the Depositor, the Trust, the Certificateholders and the

Certificate Owners, except in the case of willful misconduct, bad faith or gross negligence by Wilmington Trust Company in the performance of such multiple capacities.

ARTICLE IV.

Voting Rights and Other Actions

SECTION 4.1.  Prior Notice to Holders with Respect to Certain Matters.

With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and no Certificateholder shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholder has withheld consent or provided alternative direction:

(a)            the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute or unless such amendment would not materially and adversely affect the interests of the Holders);

(b)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(c)            the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required, unless the Owner Trustee shall have received an officer’s certificate of the Depositor to the effect that such amendment will not materially adversely affect the interests of the Certificateholders, upon which the Owner Trustee may conclusively rely; or

(d)            except pursuant to Section 12.1(b) of the Sale and Servicing Agreement, the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders (as evidenced by an officer’s certificate of the Depositor to such effect, upon which the Owner Trustee may conclusively rely).

The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Note Registrar or Indenture Trustee within five Business Days after receipt of notice thereof.

SECTION 4.2.  [Reserved].

SECTION 4.3.  Restrictions on Certificateholders’ Power.

(a)            The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

(b)            Each Certificateholder shall not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless such Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless such Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 5.3. For the protection and enforcement of the provisions of this Section, the Certificateholders and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.4.  [Reserved].

SECTION 4.5.  Action with Respect to Bankruptcy Action.

(a)            The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust’s creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) declare or effect a moratorium on its debt; or (viii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a “Bankruptcy Action”). In considering whether to give or withhold written consent to a Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the Majority Certificateholders (hereby given, which consent each such Certificateholder believes to be in the best interests of the Certificateholder and the Trust), shall consider the interests of the Noteholders in addition to the interests of the Trust and whether the Trust is insolvent; provided, however, that the Owner Trustee shall not be deemed to owe any fiduciary duty to the Noteholders. The Owner Trustee shall have no duty to give such written consent to a Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Trust or the Person that requested that such letter be furnished to the Owner Trustee) with a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee (as such and in its individual capacity) shall not be personally liable to any Person on account of the Owner Trustee’s good faith reliance on the provisions of this Section or in connection with the Owner Trustee’s giving prior written consent to a Bankruptcy Action by the Trust in accordance herewith, or withholding such consent, in good faith, and neither the Trust nor the Certificateholders shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee (as such and in its individual capacity) for giving or withholding its consent to any such Bankruptcy Action.

(b)            The parties hereto stipulate and agree that no Certificateholder or Certificate Owner has power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust except as provided in Section 4.5(a). To the extent permitted by applicable law, the consent of the Indenture Trustee shall be obtained prior to taking any Bankruptcy Action by the Trust.

(c)            The provisions of this Section do not constitute an acknowledgement or admission by the Trust, the Owner Trustee, any Certificateholder, any Certificate Owner or any creditor of the Trust that the Trust is eligible to be a debtor, under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended.

SECTION 4.6.  Covenants and Restrictions on Conduct of Business.

(a)            The Trust agrees to abide by the following restrictions:

(i)            other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

(ii)            other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

(iii)            other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any business activity in which it is not currently engaged; and

(iv)            other than as contemplated by the Basic Documents and related documentation, the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset.

(b)            The Trust shall:

(i)            maintain books and records separate from any other person or entity;

(ii)            maintain its office and bank accounts separate from any other person or entity;

(iii)            not commingle its assets with those of any other person or entity;

(iv)  conduct its own business in its own name and use stationery or other business forms under its own name and not that of any Certificateholder or Affiliate;

(v)            other than as contemplated by the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

(vi)            observe all formalities required under the Statutory Trust Statute;

(vii)            not guarantee or become obligated for the debts of any other person or entity;

(viii)                  not hold out its credit as being available to satisfy the obligation of any other person or entity;

(ix)            other than as contemplated by the Basic Documents and related documentation, not acquire the obligations or securities of any Certificateholder or its Affiliates;

(x)            other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

(xi)            other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

(xii)  hold itself out as a separate entity from the Certificateholders and not conduct any business in the name of the Certificateholders;

(xiii)  correct any known misunderstanding regarding its separate identity;

(xiv)  not identify itself as a division (other than for tax reporting purposes) of any other person or entity; and

(xv)            except as required or specifically provided in the Trust Agreement, conduct business with the Certificateholders or any Affiliate thereof on an arm’s length basis.

(c)            So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 4.6 unless the Rating Agency Condition has been satisfied.

(d)            For the avoidance of doubt, the Owner Trustee shall not cause the Trust to engage in any activity in contravention of the foregoing. The Owner Trustee shall have no obligation to monitor the performance or compliance of the Trust with the foregoing requirements and restrictions.

ARTICLE V.

Authority And Duties of Owner Trustee

SECTION 5.1.  General Authority.

(a)            The Owner Trustee is authorized and directed to (i) execute and deliver the Basic Documents to which the Trust is named as a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party (including the assignment in blank of the Holding Trust Certificate) and any amendment thereto and on behalf of the Trust, each state business license (and any renewals thereof) prepared by the Depositor or the Servicer, including, without limitation, a Sales Finance Company Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Consumer Discount License Application with the Pennsylvania Department of Banking and Securities, Licensing Division, a Financial Regulation Application with the Maryland Department of Labor, Licensing and Regulation, and a Money Lender License Application with the South Dakota Department of Labor and Regulation, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, (ii) on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the initial principal amount of $85,000,000 with CUSIP number 30166DAA6, the Class A-2 Notes in the initial principal amount of $154,200,000 with CUSIP number 30166DAB4, the Class A-3 Notes in the initial principal amount of $38,790,000 with CUSIP number 30166DAC2, the Class B Notes in the initial principal amount of $152,960,000 with CUSIP number 30166DAD0, the Class C Notes in the initial principal amount of $151,680,000 with CUSIP number 30166DAE8, the Class D Notes in the initial principal amount of $124,170,000 with CUSIP number 30166DAF5, Class E Notes in the initial principal amount of $87,660,000 with CUSIP number 30166DAG3 and Class E Notes in the initial principal amount of $0 with CUSIP number  U3003GAA0, and (iii) at the written direction of the Majority Certificateholders, execute contribution agreements on behalf of the Trust reflecting acceptance by the Trust of capital contributions made pursuant to Section 2.5 of this Agreement. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Majority Certificateholders or the Depositor direct in writing with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

(b)            The Owner Trustee shall sign on behalf of the Trust any applicable tax returns of the Trust prepared and delivered to it by the Servicer or the Depositor, unless applicable law requires the Certificateholders to sign such documents.

SECTION 5.2.  General Duties.

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Holders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Trust or the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

SECTION 5.3.  Action upon Instruction.

(a)            Subject to Article IV, the Depositor shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Basic Document. The Depositor shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

(b)            The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)            Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Depositor received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)            In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Depositor, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(e)            Except as otherwise provided herein, to the extent that there is more than one Certificateholder, any action which may be taken or consent or instructions which may be given by the Certificateholders under this Agreement may be taken by the Majority Certificateholders at the time of such action.

SECTION 5.4.  No Duties Except as Specified in this Agreement or in Instructions.

The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations existing at law or in equity shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or lien granted to it or to the Trust hereunder or to prepare or file any Commission filing (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder) for the Trust or to record this Agreement or any Basic Document or monitor or enforce the satisfaction of any risk retention requirement. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 5.5.  No Action Except under Specified Documents or Instructions.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

SECTION 5.6.  Restrictions.

The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 of this Agreement, or (ii) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for U.S. federal income, state and local income, franchise and value added tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income or state income or franchise tax purposes, (C) cause the Trust or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income, state and local income or franchise and value added tax purposes or (D) cause the Trust to be treated as other than a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

ARTICLE VI.

Concerning the Owner Trustee

SECTION 6.1.  Acceptance of Trusts and Duties.

The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 5.4 hereof, (iv) for any investments issued by the Owner Trustee in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)            the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee (except in the case of willful misconduct, bad faith or gross negligence);

(b)            the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Depositor, the Servicer or the Certificateholders;

(c)            no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)            under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Issuer or any other person (other than the Owner Trustee) or the indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)            the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

(f)            the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner

Trustee shall have no obligation or liability to monitor or perform the obligations under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Sale and Servicing Agreement or by the Servicer under the Sale and Servicing Agreement;

(g)            the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act;

(h)            in no event shall the Owner Trustee, its directors, officers, agents or employees be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)            the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge or received written notice thereof;

(j)            in no event will the Owner Trustee or the Issuer have any responsibility or liability in connection with (i) the compliance by the Servicer, Exeter, the Seller or any other Person with the Exchange Act or Regulation AB or (ii) any filing required to be made by a securitizer under the Exchange Act or Regulation AB. The Owner Trustee will not have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to Section 5.1 of the Purchase Agreement or Section 3.2 of the Sale and Servicing Agreement;

(k)            any funds deposited with the Owner Trustee may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of any investment undertaken at the direction of the Servicer or Holders; and

(l)             the Owner Trustee undertakes to perform or observe only such of the obligations of the Owner Trustee as are expressly set forth in this Agreement, and no implied covenants or obligations with respect to the Noteholders or the Indenture Trustee shall be read into this Agreement or the other Basic Documents against the Owner Trustee.  The Owner Trustee shall not be deemed to owe any fiduciary duty to the Indenture Trustee or the Noteholders.

SECTION 6.2.  Furnishing of Documents.

(a)            On or prior to each Distribution Date, the Owner Trustee shall furnish to the Certificateholders the monthly Servicer’s Certificate. The Owner Trustee will make available each month to each Certificateholder such Servicer’s Certificate (and, promptly upon receipt of a written request therefor from a Certificateholder, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee as provided for under the Basic Documents) via the Owner Trustee’s internet website with the use of a password provided by the Owner Trustee. The Owner Trustee’s internet website will be located at www.wilmingtontrustconnect.com or at such other address as the Owner Trustee shall notify the Certificateholders from time to time.

(b)            Unless and until Definitive Certificates are issued, the Owner Trustee will make available the Servicer’s Certificate and the other reports, notices, requests, demands, certificates, financial statements and any other instruments described in clause (a) above to Cede & Co., as registered holder of the Certificates and the nominee of DTC.

(c)            The Owner Trustee will promptly deliver (or cause to be delivered) to each Certificateholder such information in its possession that is customarily provided to a Certificateholder to enable each Certificateholder to prepare its federal and state income tax returns.

(d)            The Owner Trustee shall have no liability for the failure to include or post any information that it has not actually received.

SECTION 6.3.  Representations and Warranties.

Wilmington Trust Company hereby represents and warrants to the Depositor and the Holders, that:

(a)            It is a Delaware corporation with trust powers, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)            It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)            Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the trust powers of Wilmington Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d)            The Agreement has been, or, when executed and delivered will have been, duly authorized, validly executed and delivered by Wilmington Trust Company and constitutes, a valid and binding agreement of Wilmington Trust Company, enforceable against Wilmington Trust Company in accordance with its terms, except to the extent that enforceability may (A) be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws, regulations or procedures of general applicability now or hereinafter in effect relating to or affecting creditors’

rights generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e)            There are no proceedings or investigations pending or, to the actual knowledge of a Responsible Officer of Wilmington Trust Company, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Wilmington Trust Company or its properties (A) asserting the invalidity of this Agreement or (B) seeking any determination or ruling that might materially and adversely affect the performance by Wilmington Trust Company of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document.

SECTION 6.4.  Reliance; Advice of Counsel.

(a)            The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, judgment, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)            In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons; provided, however, that the Owner Trustee shall use its good faith efforts to procure and provide to such counsel, accountants or other such Persons all such documents and information as may be reasonably necessary for such Persons to render such opinion or advice.

SECTION 6.5.  Not Acting in Individual Capacity.

Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 6.6.  Owner Trustee Not Liable for Certificates.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee and the authentication by the Certificate Registrar on the Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee and, if the Owner Trustee is the Certificate Registrar, the authentication by the Certificate Registrar on the Certificates) or the Notes, or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the compliance by the Depositor, the Servicer or any other Person with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Owner Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

SECTION 6.7.  Owner Trustee May Own Notes.

The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

SECTION 6.8.  Payments from Owner Trust Estate.

All payments to be made by the Owner Trustee or Certificate Paying Agent, as applicable, under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee or Certificate Paying Agent is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trustee or Certificate Paying Agent, as applicable, shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust, the Owner Trustee or the Certificate Paying Agent is a party.

SECTION 6.9.  Doing Business in Other Jurisdictions.

Notwithstanding anything contained herein to the contrary, neither Wilmington Trust Company or any successor thereto, nor the Owner Trustee shall be required to take any action if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware becoming payable by Wilmington Trust Company (or any successor thereto); or (iii) subject Wilmington Trust Company (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

SECTION 6.10.  FATCA Information.

Each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees to provide to the Owner Trustee or Certificate Paying Agent, upon its reasonable request, the FATCA Information to the extent such Certificateholder or Holder is legally entitled to do so. In addition, each Certificateholder or Holder, by acceptance of such Certificate or such interest therein, agrees that the Owner Trustee or Certificate Paying Agent (as applicable) has the right to withhold or deduct (and to promptly pay over, in full, to the relevant taxing authority) any amounts properly withheld or deducted under law (and without any corresponding gross-up) payable to any Certificateholder or Holder that fails to comply with the requirements of the preceding sentence, or otherwise fails to establish a complete exemption from such withholding tax to the satisfaction of the applicable withholding agent.

SECTION 6.11.  Financial Crimes Enforcement Network’s Customer Due Diligence Requirements.

To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s (“FinCEN”) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee will request on or before the Closing Date and from time to time thereafter reasonable documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for reasonable documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and information (including beneficial owners of such entities). The Owner Trustee may, to the fullest extent permitted by Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any such information received, and failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee, in accordance with Section 9.2.

In addition to the Owner Trustee’s obligations under the USA PATRIOT Act, the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file certain reports with FinCEN after the date of this Agreement.  It shall be the Depositor’s or the Servicer’s duty, and not the Owner Trustee’s duty, to cause the Trust to make such filings or to cause the Trust to comply with its obligations under the CTA, if any.

The parties hereto agree that for purposes of Applicable Anti-Money Laundering Law, including without limitation the CTA as applicable, (a) the Certificateholders are and shall be deemed to be the sole direct owners of the Trust and (b) one or more Controlling Parties of the Certificateholders shall be deemed to be the parties with the power and authority to exercise substantial control over the Trust.

ARTICLE VII.

Compensation of Owner Trustee

SECTION 7.1.  Owner Trustee’s Fees and Expenses.

The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Exeter and the Owner Trustee. To the extent any such fees and other reasonable expenses due to the Owner Trustee under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents, shall not have been paid or reimbursed by the Trust pursuant to Section 5.7(a) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable, within ninety (90) days after receipt by the Trust and Exeter of a detailed invoice in respect thereof, Exeter shall promptly pay the Owner Trustee for any such unpaid amounts. If, subsequent to any such payment by Exeter to the Owner Trustee described in the immediately preceding sentence, the Owner Trustee receives payment or reimbursement in respect of the related amount, in part or in full, from the Trust, then the Owner Trustee shall promptly refund Exeter for the amount of such payment or reimbursement received from the Trust on such subsequent date.

SECTION 7.2.  Indemnification.

The Trust shall be liable as primary obligor for, and shall indemnify, the Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees, costs and expenses incurred in connection with enforcement of its indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Trust shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1. The indemnities contained in this Section and the rights under Section 7.1 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor which approval shall not be unreasonably withheld. To the extent any such Expenses due to the Owner Trustee or other Indemnified Party hereunder shall not have been paid or reimbursed by the Trust pursuant to Section 5.7(a) of the Sale and Servicing Agreement or Section 5.6 of the Indenture, as applicable, within ninety (90) days after receipt by the Trust and Exeter of a detailed invoice in respect thereof, Exeter shall promptly pay the Owner Trustee or such other Indemnified Party for any such unpaid Expenses. If, subsequent to any such payment by Exeter to the Owner Trustee or other Indemnified Party described in the immediately preceding sentence, the Owner Trustee or such other Indemnified Party receives payment or reimbursement in respect of the related Expenses, in part or in full, from the Trust, then the Owner Trustee or such other Indemnified Party shall promptly refund Exeter for the amount of such payment or reimbursement received from the Trust on such subsequent date.

SECTION 7.3.  Payments to the Owner Trustee.

Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

SECTION 7.4.  Non-recourse Obligations.

Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be with recourse to the Owner Trust Estate only and specifically shall be without recourse to the assets of the Holders.

ARTICLE VIII.

Termination of Trust Agreement

SECTION 8.1.  Termination of Trust Agreement.

(a)            The Trust shall dissolve and the Seller and the Servicer shall wind up the affairs of the Trust in accordance with Section 3808 of the Statutory Trust Statute upon the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option or by the Seller at its option of the corpus of the Holding Trust as described in Section 10.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Basic Documents; provided, however, that the rights to indemnification under Section 7.2 and the rights under Section 7.1 shall survive the dissolution of the Trust. The Seller or the Servicer shall promptly notify the Owner Trustee of any prospective dissolution pursuant to this Section. For the avoidance of doubt, except as described in Section 8.1(d), the Owner Trustee shall have no responsibility for the dissolution, or winding up, of the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholders or Certificate Owners, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle the Certificateholders or Certificate Owners’ legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)            Neither the Depositor nor the Certificateholders shall be entitled to revoke or terminate the Trust.

(c)            Notice of any termination of the Trust, specifying the Distribution Date upon which each Certificateholder shall surrender its Certificate to the Certificate Registrar for payment of the final distribution by the Certificate Paying Agent and cancellation, shall be given by the Servicer on behalf of the Owner Trustee by letter to each Certificateholder (with a copy to the Owner Trustee) mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 10.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment, (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified and (iv) interest will cease to accrue on the Certificates. The Servicer on behalf of the Owner Trustee shall give such notice to the Indenture Trustee at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to the Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.7 of the Sale and Servicing Agreement.

In the event that any Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Servicer on behalf of the Owner Trustee and the Certificate Registrar shall give a second written notice to such Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice such Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact such Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Certificate Paying Agent to the Holders.

(d)            Upon the completion of the winding up of the Trust in accordance with Section 3808 of the Statutory Trust Statute, this Agreement shall terminate and be of no further force or effect except as expressly set forth herein and the Owner Trustee shall, at the expense of and upon written direction of the Seller that the Trust has be wound up and direction to file, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE IX.

Successor Owner Trustees and Additional Owner Trustees

SECTION 9.1.  Eligibility Requirements for Owner Trustee.

The Owner Trustee shall at all times be a Person (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; (ii) authorized to exercise corporate trust powers; and (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2.  Resignation or Removal of Owner Trustee.

The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Indenture Trustee and the Servicer. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Certificateholders may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The reasonable out-of-pocket expenses actually incurred (including reasonable fees of outside legal counsel) related to such petition shall be an expense within the meaning of the term Expense defined in Section 7.2.

If at any time the Owner Trustee shall (i) cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by the Depositor or (ii) be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee by sending written notice of such removal to the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly (x) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (y) pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

SECTION 9.3.  Successor Owner Trustee.

Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within ten days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

SECTION 9.4.  Merger or Consolidation of Owner Trustee.

Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation or succession to the Depositor (who shall notify the Rating Agencies).

SECTION 9.5.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)            no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)            the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X.

Miscellaneous

SECTION 10.1.  Supplements and Amendments.

(a)            This Agreement may be amended by the Depositor and the Owner Trustee, and with prior written notice by the Depositor to the Rating Agencies, without the consent of any of the Indenture Trustee, the Noteholders or the Certificateholders, (i) to cure any ambiguity or to conform this Agreement to the Prospectus; provided, however, that the Owner Trustee and the Indenture Trustee will be entitled to receive and rely upon an opinion of counsel described in the penultimate paragraph of Section 10.1(b) in connection with such amendment or (ii) to correct or supplement any provisions in this Agreement, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that, (A) such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder, or (B) the Rating Agency Condition shall have been satisfied with respect to such amendment and the Servicer shall have notified the Indenture Trustee and the Owner Trustee in writing that the Rating Agency Condition has been satisfied with respect to such amendment and the Owner Trustee shall have received an officer’s certificate of the Depositor to the effect that such amendment will not materially adversely affect the interests of the Certificateholders, upon which the Owner Trustee may conclusively rely.

(b)            This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice by the Depositor to the Rating Agencies, without the consent of the Indenture Trustee, and to the extent such amendment materially and adversely affects the interests of the Noteholders, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Majority Certificateholders (which consent of any Certificateholder or Noteholder given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, to the extent not otherwise permitted by Section 10.1(a), no such amendment shall (A) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (B) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the percentage of Certificates required to consent to any such amendment, without the consent of the Holders of all of the outstanding Notes and the Certificateholders, in each case, affected thereby.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the

Certificateholders, the Indenture Trustee and the Depositor (who shall send such notification to each of the Rating Agencies).

It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement, if any, to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, execute any amendment to this Agreement or the Basic Documents which affects the Owner Trustee’s own rights, duties or immunities.

No amendment pursuant to this Section 10.1 shall be effective which affects the rights, protections or duties of the Certificate Registrar or the Certificate Paying Agent without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Depositor shall (i) obtain all such consents or (ii) certify that no such consent is required, upon which, in either case, the Owner Trustee may conclusively rely.

SECTION 10.2.  No Legal Title to Owner Trust Estate in Certificateholders.

The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions in accordance with Articles VIII and XI. No transfer, by operation of law or otherwise, of any right, title or interest of any Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 10.3.  Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.4.  Notices.

(a)            Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Owner Trustee, the Certificate Registrar or the Certificate Paying Agent, addressed to the Corporate Trust Office or (ii) if to the Depositor, addressed to c/o EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention: Chief Financial Officer, with a copy to EFCAR, LLC, 2101 W. John Carpenter Freeway, Irving, Texas 75063, Attention: Chief Legal Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)            Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholders receive such notice.

(c)            Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

SECTION 10.5.  Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.  Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto further agrees that this Agreement and, except as provided in Section 3.2 and Section 3.3 hereof, any other documents to be delivered in connection herewith may be electronically signed and delivered, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 10.7.  Assignments.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

SECTION 10.8.  No Recourse.

Each Certificateholder by accepting a Certificate (and each Certificate Owner by accepting a beneficial interest in a Certificate) acknowledges that such Certificate represents a beneficial interest in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

SECTION 10.9.  Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.11.  WAIVER OF JURY TRIAL.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 10.12.  Servicer.

(a)            The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust, the Holding Trust Agreement and all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. On the Closing Date or upon written request, the Owner Trustee, as trustee of the Trust, shall execute and deliver to the Servicer a limited power of attorney appointing the Servicer as the Trust’s agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

(b)            It shall be the Servicer’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Trust to respond to, comply with, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry relating in any way to the Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Servicer and to comply with any reasonable request made by the Servicer for the delivery of information or documents to the Servicer in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other obligation, proceeding or inquiry.

SECTION 10.13.  Nonpetition Covenants.

(a)            To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Certificateholders shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

(b)            To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, but subject to the provisions of Section 4.5, the Owner Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement, with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

SECTION 10.14.  Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and any successor Certificate Paying Agent or Certificate Registrar, shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 10.15.  Force Majeure.

Notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust resulting from any event beyond the reasonable control of the Owner Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any court or governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or an epidemic or pandemic; or the breakdown, failure or malfunction of any utilities or telecommunications or computer (hardware or software) systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event; it being understood that the Owner Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to maintain or, if applicable, resume performance as soon as practicable, under any such circumstances.

SECTION 10.16.  Regulation AB.

The Owner Trustee acknowledges and agrees that the purpose of this Section 10.16 is to facilitate compliance by the Trust with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees hereby to comply with reasonable requests made by the Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Owner Trustee shall cooperate fully with the Servicer and the Trust to deliver to the Servicer and the Trust any and all statements, reports, certifications, records and any other information in its possession necessary in the good faith determination of the Servicer to permit the Servicer and the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee reasonably believed by the Servicer to be necessary in order to effect such compliance.

SECTION 10.17.  Entire Agreement.

This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

ARTICLE XI.

Application of Trust Funds; Certain Duties

SECTION 11.1.  Establishment of Trust Accounts.

(a)            The Certificate Paying Agent, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust a distribution non-interest bearing, uninvested account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Certificate Distribution Account shall be maintained as an Eligible Deposit Account.

(b)            The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Certificate Paying Agent shall within ten Business Days establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash or any investments to such new Certificate Distribution Account.

SECTION 11.2.  Application of Trust Funds.

(a)            On each Distribution Date, the Certificate Paying Agent shall distribute amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement with respect to such Distribution Date in the following order of priority:

(i)            to make payments to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, any remaining amount deposited therein; and

(ii)            to clear and terminate the Certificate Distribution Account upon the termination of this Agreement;

(b)            Notwithstanding the foregoing, the Certificate Paying Agent shall distribute amounts deposited in the Certificate Distribution Account on the Distribution Date solely to the extent the Certificate Distribution Account is funded by 12:00 P.M., eastern standard time on the Distribution Date.  Amounts received in the Certificate Distribution Account after 12:00 P.M. eastern standard time on the Distribution Date will be distributed without interest as soon as practicable, but no later than one (1) Business Day after receipt thereof.

(c)            In the event that any U.S. federal withholding tax is imposed on the Trust’s payment (or allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section. The Owner Trustee or Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee or the Certificate Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any U.S. federal withholding tax imposed with respect to the Certificateholders shall be treated as cash distributed to the Certificateholders at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that U.S. federal withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(d)            Any Holder of a Certificate that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Holder becomes a Holder, (i) notify the Owner Trustee and the Certificate Paying Agent and (ii)(A) provide the Owner Trustee and the Certificate Paying Agent with IRS Form W-9 (or successor form) or IRS Form W-8 BEN-E (or other applicable IRS Form W‑8, not including IRS Form W-8ECI, or IRS Form W-8IMY with any IRS Forms W-8ECI attached), as appropriate, or (B) notify the Owner Trustee and the Certificate Paying Agent that it is not entitled to an exemption from U.S. withholding tax or a reduction in the rate thereof on payments of interest. Any such Holder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Certificate Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee or the Certificate Paying Agent in clauses (i) and (ii) above. The Owner Trustee and the Certificate Paying Agent shall be fully protected in relying upon, and each Holder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Certificate Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Certificate Paying Agent’s reliance upon any documents, forms or information provided by any Holder to the Owner Trustee and the Certificate Paying Agent.

SECTION 11.3.  Method of Payment.

Distributions required to be made to the Certificateholders on any Distribution Date shall be made to the Certificateholders of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of each Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Certificate Paying Agent appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to each Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

SECTION 11.4.  Preservation of Information; Communications to Certificateholders.

(a)            The Certificate Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders received in its capacity as the Certificate Registrar and provide a copy thereof to the Owner Trustee and Certificate Paying Agent; provided, however, that so long as the Certificate Paying Agent is the Certificate Registrar, no list separate from the Certificate Register shall be required to be provided to the Certificate Paying Agent.

(b)  The Certificateholders may communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates. Upon receipt by the Certificate Registrar of any written request by three or more Certificateholders or by one or more Certificateholders holding in the aggregate more than 25% of the Percentage Interests to receive a copy of the most current list of Certificateholders together with a copy of the communication that the applicant proposes to send, the Certificate Registrar shall, at the expense of the Trust, distribute such list to the requesting Certificateholders; provided, that the Certificate Registrar may elect not to afford the requesting Certificateholders access to the list of Certificateholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Certificateholders, to all Certificateholders. By accepting a Certificate or an interest in a Certificate, each Certificateholder agrees that the Certificate Registrar may distribute the information described in, and in accordance with, this Section and shall have no liability to any person for such distribution.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Owner Trustee

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

EFCAR, LLC,
as Seller

By:	/s/ Jeff Briggs
Name: Jeff Briggs
Title: Assistant Vice President

ACKNOWLEDGED AND AGREED TO:

EXETER FINANCE LLC,
Solely with respect to Sections 7.1 and 7.2

By: /s/ Jeff Briggs
Name:  Jeff Briggs
Title:    Senior Vice President and Assistant Treasurer

[Amended and Restated Trust Agreement]

EXHIBIT A

NUMBER
R-[__]

[Principal Amount of this Certificate: $[___________]
Aggregate Amount of all Certificates: $[100,000] (which shall be deemed to be the equivalent of [100,000] units)]
Percentage Interest of this Certificate: ___%
[CUSIP No. _________]
[ISIN______________]

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS NOT TRANSFERABLE,
EXCEPT UNDER THE LIMITED CONDITIONS
SPECIFIED IN THE TRUST AGREEMENT

_________________________________

ASSET BACKED CERTIFICATE

[REGULATION S][RULE 144A]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $4,167 AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF. NO DISTRIBUTIONS OF MONEYS TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS SHALL BE DEEMED TO REDUCE THE NOMINAL PRINCIPAL AMOUNT OF ANY CERTIFICATE PRIOR TO PAYMENT IN FULL OF ALL OUTSTANDING NOTES; PROVIDED, THAT THE FINAL AGGREGATE $100,000 DISTRIBUTED TO THE CERTIFICATEHOLDERS UNDER THE BASIC DOCUMENTS UPON FINAL DISTRIBUTION OF THE OWNER TRUST ESTATE AND TERMINATION OF THE TRUST SHALL BE DEEMED TO REPAY THE AGGREGATE NOMINAL PRINCIPAL AMOUNT OF THE CERTIFICATES IN FULL; PROVIDED, FURTHER, THAT ANY FAILURE TO PAY IN

1 If issued as a Book-Entry Certificate.

FULL THE OUTSTANDING PRINCIPAL BALANCE OF A CERTIFICATE ON SUCH FINAL DISTRIBUTION DATE SHALL NOT RESULT IN ANY RECOURSE TO, CLAIM AGAINST OR LIABILITY OF ANY PERSON FOR SUCH SHORTFALL.

THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE TRUST HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO AN AFFILIATE OF THE DEPOSITOR OR TO (I) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) OR (II) A QUALIFIED INSTITUTIONAL BUYER WHO IS NOT A “U.S. PERSON” (AS DEFINED IN RULE 902(k) OF REGULATION S UNDER THE SECURITIES ACT) AND IS ACQUIRING THIS CERTIFICATE IN RELIANCE ON THE EXEMPTION FROM THE SECURITIES ACT REGISTRATION PROVIDED BY SUCH REGULATION.

This Certificate evidences a beneficial ownership interest in certain distributions of the Trust, as defined below, the property of which includes the rights to a pool of retail installment sale contracts and auto loan agreements secured by new or used automobiles, vans or light duty trucks and contributed to Exeter Holdings Trust 2024-2.

 (This Certificate does not represent an interest in or obligation of EFCAR, LLC or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT [_______] is the registered owner of a nonassessable, fully-paid, beneficial ownership interest in certain distributions of Exeter Automobile Receivables Trust 2024-2 (the “Trust”) formed by EFCAR, LLC, a Delaware limited liability company (the “Seller”).

The Trust was created pursuant to a Trust Agreement dated as of June 29, 2023, as amended and restated as of March 10, 2024 (the “Trust Agreement”), between the Seller and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This is a duly authorized Certificate designated as “Asset Backed Certificate” (herein called the “Certificate”). Also issued under the Indenture, dated as of March 10, 2024, among the Trust, the Holding Trust, Citibank, N.A., as indenture trustee, are seven classes of Notes designated as “Class A-1 5.591% Asset Backed Notes” (“Class A-1 Notes”), “Class A-2 5.70% Asset Backed Notes” (“Class A-2 Notes”), “Class A-3 5.63% Asset Backed Notes” (“Class A-3 Notes” and, together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes”), “Class B 5.61% Asset Backed Notes” (the “Class B Notes”), “Class C 5.74% Asset Backed Notes” (the “Class C Notes”), “Class D 5.92% Asset Backed Notes” (the “Class D Notes”) and “Class E 7.98% Asset Backed Notes” (the “Class E Notes” and, together with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes rights to a pool of retail installment sale contracts and auto loan agreements secured by new and used automobiles, vans or light duty trucks (the “Receivables”), all monies due thereunder on or after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title and interest of the Seller in and to the Purchase Agreement dated as of March 10, 2024, between Exeter Finance LLC and the Seller, and all proceeds of the foregoing.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

Distributions on this Certificate will be made as provided in the Trust Agreement or any other Basic Document by wire transfer or check mailed to the Certificateholder without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer on behalf of the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Certificate Registrar at the Corporate Trust Office.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Registrar, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

EXETER AUTOMOBILE RECEIVABLES
TRUST 2024-2

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but
solely as Owner Trustee

Dated: __________, 20___		By:
Name:
Title:

CERTIFICATE REGISTRAR’S
CERTIFICATE OF AUTHENTICATION

This is a Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Certificate Registrar

By:
Authorized Signatory

(Reverse of Certificate)

This Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables, all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Majority Noteholders and the Majority Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Certificate Registrar in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon a new Certificate evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust Company. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

It is the intention of the parties to the Trust Agreement that, solely for U.S. federal income or state and local income, franchise and value added tax purposes, (i) the Trust will be treated as a fixed investment trust described in Treasury Regulation section 301.7701-4(c) that is treated as a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code and (ii) the Notes will be treated as debt. By accepting this Certificate, the Certificateholder hereby agrees to take no action inconsistent with the foregoing intended tax treatment.

No sale or transfer of a Certificate (or beneficial interest therein) shall be permitted (including, without limitation, by pledge or hypothecation), and no such sale or transfer shall be effective under the Trust Agreement, if the sale or transfer thereof increases to more than 100 the sum of the number of Certificateholders of any Definitive Certificates, the number of Certificate Owners of any Book-Entry Certificates and the number of beneficial owners of the Class E Notes. For purposes of determining the total number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes, a beneficial owner of an interest in a partnership, grantor trust, S corporation or other Flow-Through Entity that owns, directly or through other Flow-Through Entities, any Definitive Certificates, Book-Entry Certificates or Class E Notes is treated as a Certificateholder of any Definitive Certificates, Certificate Owner of any Book-Entry Certificates or beneficial owner of any Class E Notes if (i) substantially all of the value of such beneficial owner's interest (directly or indirectly) in the Flow-Through Entity is attributed to the Flow-Through Entity's interest in such Certificates or Notes and (ii) a principal purpose of the use of the Flow-Through Entity to hold such Certificates or Notes is to satisfy the 100-holder limitation set out above. If using a Flow-Through Entity to acquire a Certificate, the Certificateholder or Certificate Owner shall be deemed to have represented that it is not using the Flow-Through Entity in order to avoid the 100-holder limitation set out above.  In addition, no sale or transfer of a Certificate shall be effective under the Trust Agreement unless, as evidenced by a written representation and covenant by the transferee in form satisfactory to the Certificate Registrar (in the case of a Definitive Certificate) or the Depositor (in the case of a Book-Entry Certificate), upon which representation and covenant such Person may conclusively rely, no member of such transferee’s expanded group as defined in Treasury Regulation Section 1.385-1(c)(4) (including through a controlled partnership as defined in Treasury Regulation Section 1.385-1(c)(1)) is or will become the beneficial owner of a Note. If a Certificateholder (in the case of a Definitive Certificate) or Certificate Owner (in the case of a Book-Entry Certificate), or a member of such Certificateholder’s or Certificate Owner’s expanded group becomes the beneficial owner of a Note, the Depositor is authorized at its discretion to compel such Certificateholder or Certificate Owner, as applicable, to sell its Certificates or beneficial interest in Certificates to a Person whose ownership or beneficial ownership complies with this paragraph so long as such sale does not otherwise cause a material adverse effect on the Trust. Any Person that becomes a Certificate Owner shall, by acceptance of its beneficial interest, be deemed to have made the acknowledgments, representations, warranties and covenants required of transferees in Section 3.7 of the Trust Agreement and covenants and agrees that it will abide by the transfer restrictions applicable to holders of Certificates set forth therein.  Notwithstanding anything to the contrary, neither the Certificate Registrar nor the Owner Trustee shall have any obligation to determine the total number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes or whether any transfer would cause the number of Certificateholders, Certificate Owners and beneficial owners of the Class E Notes to exceed the 100-holder limitation.

THE FAILURE TO PROVIDE THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (OR SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE CODE, OR AN APPROPRIATE IRS FORM W-8 (OR SUCCESSOR FORM) OTHER THAN AN IRS FORM W-8ECI OR IRS FORM W-8IMY WITH AN IRS FORM W-8ECI ATTACHED IN THE CASE OF A PERSON THAT IS NOT A UNITED STATES PERSON) MAY RESULT IN THE IMPOSITION OF U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS CERTIFICATE.

NO PORTION OF THIS CERTIFICATE OR ANY INTEREST THEREIN MAY BE TRANSFERRED, DIRECTLY OR INDIRECTLY, TO ANY PERSON THAT WOULD PROVIDE AN IRS FORM W-8ECI OR IRS FORM W-8IMY WITH AN ATTACHED IRS

FORM W-8ECI IN RESPONSE TO THE WITHHOLDING REQUIREMENTS OF SECTION 3.7 OF THE TRUST AGREEMENT.

THE HOLDER OF THIS CERTIFICATE OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT AS A RESULT OF SUCH HOLDER’S OWN ACTIVITIES SEPARATE FROM THOSE OF THE ISSUER SUCH HOLDER IS NOT REQUIRED TO TREAT INCOME FROM THIS CERTIFICATE AS EFFECTIVELY CONNECTED TO A UNITED STATES TRADE OR BUSINESS OF A PERSON THAT IS NOT A UNITED STATES PERSON AND NO HOLDER SHALL PROVIDE THE ISSUER WITH EITHER AN IRS FORM W-8ECI (OR SUCCESSOR FORM) OR AN IRS FORM W-8IMY (OR SUCCESSOR FORM) TO WHICH AN IRS FORM W-8ECI (OR SUCCESSOR FORM) IS ATTACHED (EITHER DIRECTLY OR AS PART OF ANOTHER FORM ATTACHED TO SUCH IRS FORM W-8IMY).

THE HOLDER OF THIS CERTIFICATE (OR A BENEFICIAL INTEREST THEREIN), BY ACCEPTANCE OF THE CERTIFICATE OR THE INTEREST IN SUCH CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED AND COVENANTED, UPON WHICH REPRESENTATION AND COVENANT THE OWNER TRUSTEE AND CERTIFICATE REGISTRAR MAY CONCLUSIVELY RELY, THAT (A) EITHER (I) IT IS NOT AND WILL NOT BECOME FOR U.S. FEDERAL INCOME TAX PURPOSES A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST (OR A DISREGARDED ENTITY THE SINGLE OWNER OF WHICH IS ANY OF THE FOREGOING) (EACH SUCH ENTITY, A “FLOW-THROUGH ENTITY”) OR (II) IF IT IS OR BECOMES A FLOW-THROUGH ENTITY, THEN (1) (Y) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY OF THE INTERESTS IN SUCH FLOW-THROUGH ENTITY HAS OR EVER WILL HAVE MORE THAN 50% OF THE VALUE OF ITS INTEREST IN SUCH FLOW-THROUGH ENTITY ATTRIBUTABLE TO THE INTEREST OF SUCH FLOW-THROUGH ENTITY IN THE CLASS E NOTES, THE CERTIFICATES AND ANY OTHER EQUITY INTERESTS IN THE ISSUER OR (Z) IT IS A FLOW-THROUGH ENTITY THAT IS A SPECIAL PURPOSE ENTITY ORGANIZED BY THE SELLER OR AN AFFILIATE OF THE SELLER FOR THE PURPOSE OF OWNING CERTIFICATES AND WHOSE ORGANIZATIONAL DOCUMENTS PROVIDE (i) FOR NO MORE THAN TWO (2) BENEFICIAL OWNERS AS DETERMINED FOR U.S. FEDERAL INCOME TAX PURPOSES IN TOTAL (COLLECTIVELY, IF THERE IS MORE THAN ONE SUCH SPECIAL PURPOSE ENTITY), (ii) THAT NO SUCH BENEFICIAL OWNER IS OR SHALL BECOME A FLOW-THROUGH ENTITY, AND (iii) THAT, PRIOR TO THE ENTRY INTO ANY AMENDMENT TO OR WAIVER OF THE ORGANIZATIONAL DOCUMENTS OF SUCH FLOW-THROUGH ENTITY, AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL MUST BE DELIVERED TO THE TRUST CONFIRMING THAT, AFTER GIVING EFFECT TO SUCH AMENDMENT OR WAIVER, THE TRUST WILL NOT BE CHARACTERIZED AS AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES, AND (2) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE INVESTMENT OF SUCH FLOW-THROUGH ENTITY IN ANY CERTIFICATE TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF SECTION 1.7704-1(H)(1)(II) OF THE TREASURY REGULATIONS NECESSARY FOR SUCH PARTNERSHIP NOT TO BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP UNDER THE CODE, (B) IT WILL NOT SELL, ASSIGN,

TRANSFER, PLEDGE OR OTHERWISE CONVEY ANY PARTICIPATING INTEREST IN ANY CERTIFICATE OR ANY FINANCIAL INSTRUMENT OR CONTRACT THE VALUE OF WHICH IS DETERMINED BY REFERENCE IN WHOLE OR IN PART TO ANY CERTIFICATE, (C) IT IS NOT ACQUIRING AND WILL NOT SELL, TRANSFER, ASSIGN, PARTICIPATE, PLEDGE OR OTHERWISE DISPOSE OF THE CERTIFICATE (OR INTEREST THEREIN) IF SUCH ACQUISITION, SALE, TRANSFER, ASSIGNMENT, PARTICIPATION, PLEDGE OR DISPOSITION IS THROUGH, OR WOULD CAUSE ANY CERTIFICATE (OR INTEREST THEREIN) TO BE MARKETED ON OR THROUGH AN “ESTABLISHED SECURITIES MARKET” WITHIN THE MEANING OF SECTION 7704(B) OF THE CODE, INCLUDING, WITHOUT LIMITATION, AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS AND (D) IT DOES NOT AND WILL NOT BENEFICIALLY OWN A CERTIFICATE (OR ANY BENEFICIAL INTEREST THEREIN) IN AN AMOUNT THAT IS LESS THAN THE MINIMUM DENOMINATION FOR SUCH CERTIFICATE.

Each of the Owner Trustee, Certificate Registrar, Certificate Paying Agent and any agent of thereof may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, Certificate Registrar, Certificate Paying Agent nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholders of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Seller or the Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance.

This Certificate may not be purchased by or transferred to any person that is or will be, or that is acting on behalf of or investing assets of an entity that is or will be (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets are deemed to include assets of an employee benefit plan or a plan described in (i) or (ii) above by reason of such employee benefit plan’s or plan’s investment in the entity (collectively, a “Plan”), or (iv) an employee benefit plan, a plan or other similar arrangement that is not a Plan but is subject to any provision of federal, state, local, non-U.S. or other laws or regulations substantially similar to Section 406 of ERISA or Section 4975 of the Code (each, a “Benefit Plan”). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and neither the Owner Trustee nor Certificate Registrar assume responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate and neither the Owner Trustee nor the Certificate

Registrar makes any representations as to the validity or sufficiency of any Receivable or related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Registrar, by manual signature, this Certificate shall not entitle the Holders hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate Asset Backed Certificate No. R-__ issued by Exeter Automobile Receivables Trust 2024-2, and all rights thereunder, hereby irrevocably constituting and appointing
______________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.
Dated:		*
Signature
Guaranteed:		*
_________________________
*
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST

OF

EXETER AUTOMOBILE RECEIVABLES TRUST 2024-2

THIS Certificate of Trust of EXETER AUTOMOBILE RECEIVABLES TRUST 2024-2 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.  Name. The name of the statutory trust formed by this Certificate of Trust is “Exeter Automobile Receivables Trust 2024-2.”

2.  Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

3.  Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as trustee of the Trust

By:
      Name:
      Title:

B-1